UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2014

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178883	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 William Street, Suite 270
Wellesley, Massachusetts	02481
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b): Effective July 7, 2014, Arch Therapeutics, Inc. (the “Company”) and Alan T. Barber have mutually agreed to terminate Mr. Barber’s employment relationship with the Company. In connection with such termination, Mr. Barber’s Executive Employment Agreement with the Company, dated June 26, 2013, has also been terminated. Mr. Barber served as the Chief Financial Officer of the Company from June 26, 2013 until the effective date of his termination. Mr. Barber will continue to provide services for the Company as a consultant, which will include assistance to the Company’s Chief Executive Officer, Chief Financial Officer and other members of the Company’s financial team.

(c): Also effective July 7, 2014, the Company has appointed Mr. Richard E. Davis as its Chief Financial Officer and Treasurer. The Company issued a press release announcing the appointment of Mr. Davis on July 7, 2014, which is attached hereto as Exhibit 99.1.

Mr. Davis, 56, brings a successful record of more than 25 years of progressive and diversified business, financial and operational leadership within both publicly traded and privately held domestic and multinational companies. Most recently, he has served as an independent advisor to small and mid-size companies through his firm Rolling Management from July 2011 through July 2014, assisting with operations, strategic and operation planning, accounting, financial reporting, investor and banking needs. In such role, Mr. Davis has provided advisory services, in a consulting capacity, for the Company since April2014. Prior to that, from February 2001 until June 2011, he was President, Chief Operating Officer and Chief Financial Officer at NMT Medical, Inc., a NASDAQ-listed medical device company. In this role he developed and executed strategic and operational plans that contributed to revenue growth, periods of profitability and analyst coverage from five major investment firms; directed the stabilization of a French subsidiary; and led successful efforts in raising capital from institutional investors to fund ongoing FDA-approved clinical trials. Prior to that, he was Vice President and Chief Financial Officer at Q-Peak, Inc., a developer and marketer of laser technology, where he oversaw all financial and administrative functions. Earlier, he worked in a variety of senior level positions at the Coleman Company, a camping equipment company, and The TJX Companies, Inc., an international retail company. He holds a Master of Business Administration degree with a Finance concentration from Boston College and a Bachelor of Business Administration degree from the University of Massachusetts Amherst.

There are no family relationships between Mr. Davis and any of the Company’s other officers or directors, and except as expressly described in this report the Company is not aware of any transaction relating to Mr. Davis that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

In connection with Mr. Davis’s appointment, the Company has entered into an executive employment agreement with Mr. Davis. The agreement continues until terminated by the Company or by Mr. Davis. Pursuant to the terms of the agreement, (a) Mr. Davis is entitled to an initial annual base salary of $200,000, (b) is eligible to receive an annual cash bonus in an amount of up to 25% of Mr. Davis’s then-current annual base salary, to be awarded at the sole discretion of the Company’s Board of Directors, and (c) is eligible for benefits generally made available to similarly situated executives of the Company, including participation in equity compensation or other incentive plans subject to the discretion and approval of the Company’s Board of Directors. In addition, the agreement provides that, on or as soon as practicable after the commencement date of his employment with the Company, Mr. Davis will be granted a stock option award under the Company’s 2013 Stock Incentive Plan (the “Plan”) to purchase up to 500,000 shares of the Company’s common stock, which award is to vest over a three-year period with 25% of the shares subject to the award to vest on July 7, 2014 and the remaining 75% of the shares subject to the award to vest in 24 equal monthly installments commencing on July 7, 2015. Such stock option award was approved by the Board of Directors with a date of grant of July 7, 2014 and an exercise price per share of $0.22.

If the employment agreement is terminated by the Company at any time after August 7, 2014 other than “For Cause” (as defined in the agreement), or if the employment agreement is terminated by Mr. Davis at any time for “Good Reason” (as defined in the agreement), then Mr. Davis, upon signing a release in favor of the Company, would be entitled to severance in an amount equal to six months of Mr. Davis’s then-current annual base salary payable in the form of salary continuation. In the event of a termination by the Company at any time after August 7, 2014 other than For Cause, Mr. Davis will also be entitled to receive monthly payment of his health, dental and vision benefits coverage premiums until the earlier of (i) 12 months following the date of such termination, or (ii) the date Mr. Davis becomes covered under another employer’s health plan. In addition, the agreement provides that, in the event of a “Change in Control” of the Company (as defined in the Plan) or a termination of the agreement by the Company other than For Cause, all unvested shares subject to then outstanding equity grants to Mr. Davis, if any, shall accelerate and become fully vested.

The employment agreement provides the following definitions of “For Cause” and “Good Reason”: (a) “For Cause” is the executive’s commission of a crime involving dishonesty, breach of trust, or physical harm to any person, the executive’s willful engagement in conduct that is in bad faith and materially injurious to the Company, the executive’s commission of a material breach of the employment agreement, the executive’s willful refusal to implement or follow a lawful policy or directive of the Company, or the executive’s engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally; and (b) “Good Reason” is, without the executive’s written consent, a greater than 15% reduction in the executive’s annual base salary during the first 18 months of employment with the Company, a relocation of the executive to a facility or location that is more than 50 miles from his primary place of employment and results in an increase in one-way driving distance by more than 50 miles (provided that any such relocation shall not constitute Good Reason if the executive is permitted to perform his duties remotely from or near his home for two weeks or more per month), or a material and adverse change in the executive’s authority, duties, or responsibilities with the Company or reporting relationship within the Company.

The foregoing description of the terms of Mr. Davis’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Executive Employment Agreement, effective July 7, 2014, by and between Arch Therapeutics, Inc. and Richard E. Davis
99.1	Press Release issued by Arch Therapeutics, Inc. on July 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: July 7, 2014	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D.
Title: President, Chief Executive Officer